Exhibit 23.2

Consent of Hacker, Johnson & Smith PA

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2005 with respect to the consolidated financial statements of Florida Choice Bankshares, Inc. for the year ended December 31, 2004 included in the Registration Statement on Form S-4 and related Proxy Statement-Prospectus of Alabama National BanCorporation.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Orlando, Florida

December 16, 2005